Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(102,847,570)
Realized Trading Gain (Loss) on Swaps	(52,965,882)
Unrealized Gain (Loss) on Market Value of Futures	82,365,273
Unrealized Gain (Loss) on Market Value of Swaps	30,734,716
Dividend Income	6,800
Interest Income	18,777
ETF Transaction Fees	8,000
Total Income (Loss)	$(42,679,886)

Expenses
Investment Advisory Fee	$748,378
Brokerage Commissions	322,166
NYMEX License Fee	34,619
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	12,777
SEC & FINRA Registration Expense	9,610
Prepaid Insurance Expense	8,108
Total Expenses	$1,149,247
Net Gain (Loss)	$(43,829,133)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/11	$1,657,731,277
Additions (3,600,000 Units)	35,828,907
Withdrawals (11,800,000 Units)	(117,876,596)
Net Gain (Loss)	(43,829,133)

Net Asset Value End of Period	$1,531,854,455
Net Asset Value Per Unit (149,997,828 Units)	$10.21

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502